                                                                [EXECUTION COPY]

                                                                   EXHIBIT 10.29

                      FIRST AMENDMENT TO CREDIT AGREEMENT


    This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of February 19, 1997 (this "Amendatory Agreement"), is among TCI SATELLITE ENTERTAINMENT, INC.,
            --------------------
a Delaware corporation (the "Borrower"), certain financial institutions
                             --------
signatories hereto (the "Lenders") and THE BANK OF NOVA SCOTIA ("Scotiabank") as
                         -------                                 ----------
administrative agent (the "Administrative Agent") for the Lenders.
                           --------------------


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Borrower, the Lenders, Nationsbank of Texas, N.A. ("NationsBank"), as Syndication Agent, Credit Lyonnais New York Branch ("Credit
  -----------                                                            ------
Lyonnais"), as Documentation Agent (Credit Lyonnais, NationsBank and Scotiabank
--------
are, collectively, the Arranging Agents), and the Administrative Agent (and together with the Arranging Agents, the Syndication Agent and the Documentation Agent, the Agents) are parties to a Credit Agreement, dated as of December 31, 1996 (as amended or otherwise modified prior to the date hereof, the "Existing
                                                                      --------
Credit Agreement"); and
----------------

     WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Credit Agreement in certain respects as herein provided (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");
                                                     ----------------

    NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                    PART I

                                  DEFINITIONS

    SUBPART 1.1  Certain Definitions.  The following terms (whether or not
                 -------------------
underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

    "Administrative Agent" is defined in the preamble.
     --------------------                    --------

    "Amendatory Agreement" is defined in the preamble.
     --------------------                    --------

    "Borrower" is defined in the preamble.
     --------                    --------

    "Arranging Agents" is defined in the first recital.
     ----------------                    ----- -------

    "Credit Agreement" is defined in the second recital.
     ----------------                    ------ -------

    "Credit Lyonnais" is defined in the first recital.
     ---------------                    ----- -------

    "Existing Credit Agreement" is defined in the first recital.
     -------------------------                    ----- -------

    "First Amendment Effective Date" is defined in Subpart 3.1.
     ------------------------------                -----------

    "Lenders" is defined in the preamble.
     -------                    --------

    "NationsBank" is defined in the first recital.
     -----------                    ----- -------

    "Scotiabank" is defined in the preamble.
     ----------                    --------

    SUBPART 1.2 Other Definitions. Terms for which meanings are provided in the
                -----------------
Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                                    PART II

                               AMENDMENTS TO THE
                           EXISTING CREDIT AGREEMENT

    Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II; except as so amended, the Existing Credit Agreement shall
          -------
continue in full force and effect.

    SUBPART 2.1 Amendments to Article I. Article I of the Existing Credit
                -----------------------
Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.5.

    SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

    "Borrower Satellite" means either of the two high power direct broadcast
     ------------------
     satellites which Tempo has agreed to purchase from Loral pursuant to the Satellite Construction Agreement.

    "First Amendment" means the First Amendment, dated as of February 14, 1997,
     ---------------
     to this Agreement among the Borrower, the Lenders party thereto and the Agents.

    "First Amendment Effective Date" means the First Amendment Effective Date as
     ------------------------------
defined in Subpart 3.1 of the First Amendment.

    "GE-2 Agreement" means the Amended and Restated Memorandum of Agreement,
     --------------
effective as of October 18, 1996, between Primestar and GE American Communications, Inc. and, upon the execution of the Service Agreement (as defined in the GE-2 Agreement) between Primestar and GE American Communications, Inc. contemplated therein, shall include such Service Agreement.

    "Loral" means Space Systems/Loral, Inc., a New York corporation.
     -----

    "Partnership Agreement" means the Limited Partnership Agreement of Primestar
     ---------------------
(then known as K Prime Partners, L.P.), dated as of February 8, 1990, as amended.

    "Partnership Credit Agreement" means the bank credit facility obtained by
     ----------------------------
Primestar to finance advances to Tempo for payments due in respect of the Borrower Satellite under the Satellite Construction Agreement, and supported by letters of credit arranged for by Affiliates of the partners of Primestar.

    "Permitted Holder" shall have the meaning set forth in the Senior
     ----------------
Subordinated Notes Indenture and the Senior Subordinated Discount Notes
Indenture.

    "Primestar Holdco" means TSAT Partners Holding, Inc., a Delaware corporation
     ----------------
to be formed in connection with the Primestar Holdco Guaranty.

    "Reorganization Agreement" means the agreement entered into on December 4,
     ------------------------
1996 by TCI, TCIC and a number of other TCI subsidiaries, including the Borrower and its Subsidiaries.

    "Satellite Construction Agreement" means the fixed price satellite
     --------------------------------
construction agreement between Loral and Tempo dated as of February 22, 1990.

    "Senior Management" means the chief executive officer, chief financial
     -----------------
officer, chief operating officer, treasurer, controller and corporate counsel of the Borrower, or any of them, as in effect from time to time.

    "Senior Subordinated Discount Notes" means the $275,000,000 aggregate
     ----------------------------------
principal amount at maturity of 12 1/4% senior subordinated discount notes due 2007 of the

        Borrower issued under the Senior Subordinated Discount Notes
        Indenture.

                "Senior Subordinated Discount Notes Indenture" means the
                 --------------------------------------------
     Indenture dated as of February 20,1997, by and between The Bank of New York, as trustee, and the Borrower as Issuer.

                "Senior Subordinated Notes" means the $200,000,000 original
                 -------------------------
     principal amount of 10 7/8% senior subordinated notes due 2007 of the Borrower issued under the Senior Subordinated Notes Indenture.

                "Senior Subordinated Notes Indenture" means the Indenture dated
                 -----------------------------------
     as of February 20,1997, by and between The Bank of New York, as trustee, and the Borrower as Issuer.

                "Share Purchase Agreement" means the share purchase agreement
                 ------------------------
     entered into by TCI and the Borrower on December 4, 1996.

                "Tag-Along Agreement" means the agreement dated as of February
                 -------------------
     8, 1990, originally entered into by and among TCIC, TCI Development Corporation and the other signatories thereto.

                "Tempo Letter Agreements" means the two letter agreements dated
                 -----------------------
     as of July 1993 entered into by Tempo and Primestar in connection with the Tempo Option and certain related matters and any refinancings thereof.

                "Tempo Option" means Primestar's right and option, granted by
                 ------------
     Tempo under the option agreement entered into by Tempo and Primestar in February 1991 to purchase or lease 100% of the capacity of a DBS system to be built, launched, and operated by Tempo.

                "Trade Name and Service Mark License Agreement" means the trade
                 ---------------------------------------------
     name and service mark license agreement between the Borrower and TCI dated December 4, 1996.

        SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is further amended by amending the definition of "Affiliate" by adding the following sentence to the end thereof:

        "Primestar and TCI shall be deemed to be Affiliates of the Borrower."

        SUBPART 2.1.3 Section 1.1 of the Existing Credit Agreement is further amended by amending the definition of "Change in Control" by (a) replacing the "." at the end of clause (b) thereof with "; or" and adding the following new clause (c) to the end thereof to read as follows:

     "(c) during any consecutive two-year period calculated in accordance with GAAP, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the board of directors of the Borrower then in office."

     SUBPART 2.1.4. Section 1.1 of the Existing Credit Agreement is further amended by amending the definitions of "GE-2 Satellite Event", "High Power Satellite Transmission Business", "Net Disposition Proceeds", "Subordinated Debt", "TCIC Credit Agreement", "Total Debt Per Subscriber" and "Unrestricted Subsidiary" in their entirety to read as follows:

                "GE-2 Satellite Event" shall mean the occurrence of the
                 --------------------
        following two events: (i) Primestar shall have received notice from GE American Communications, Inc. pursuant to the GE-2 Agreement that the GE-2 satellite has been successfully launched into geosynchronous orbit at 85 degrees W.L., including certification from the builder of the GE-2 satellite (or such equivalent) that at least 15 transponders thereon are "commercially operational" (as defined in the GE-2 Agreement) for use at medium power in the Ku-band, with an expected life of at least 8 1/2 years and (ii) Primestar shall be entitled under the GE-2 Agreement to "nonpreemptible service" (as defined in the GE-2 Agreement) on at least 14 of such transponders.

                "High Power Satellite Transmission Business" means the business
                 ------------------------------------------
        of the acquisition, transmission and sale of programming in the high power direct broadcast satellite business utilizing broadcast service operating in the Ku-band (including any provision of such services to cable operators or other media providers) which may utilize all or part of satellites owned or leased by Primestar or a Subsidiary and all other activities relating thereto or arising therefrom other than the construction, sale or financing of broadcast satellites.

                "Net Disposition Proceeds" means, with respect to a Permitted
                 ------------------------
        Disposition or any other disposition of the assets of the Borrower or any of its Subsidiaries, the excess of

                (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from any Permitted Disposition (including the receipt of (i) proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings and (ii) damages or other amounts due under the Satellite Construction Agreement (including the refund of the full purchase price of any Borrower Satellite which has not been delivered pursuant to the terms thereof)) and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Subsidiary in respect of any Permitted Disposition or other disposition, less
     ----

                (b)  the sum of

                      (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Permitted Disposition other than such amounts which have been paid to Affiliates of the Borrower in violation of Section 7.2.13,
                                                           --------------

                      (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Permitted Disposition; provided, however, that if, after the payment of all taxes with
               --------  -------
               respect to such Permitted Disposition, the amount of estimated taxes, if any, exceeded the tax amount actually paid in cash in respect of such Permitted Disposition, the Commitment Amount shall be automatically reduced by the aggregate amount of such excess, pursuant to clause (b) of Section 2.2.2,
                                   ----------    -------------

                      (iii) payments made by the Borrower or any of its
               Subsidiaries to retire Indebtedness secured by a Lien on the assets subject to such disposition (other than the Loans) of the Borrower or any of its Subsidiaries where payment of such Indebtedness is required in connection with such Permitted Disposition, and

                        (iv) an amount of such proceeds (other than proceeds of
               the disposition of an asset of Tempo or the Capital Stock of Tempo), which, at the option of the Borrower and so long as no Default shall have occurred and be continuing, the Borrower uses or causes the applicable Subsidiary to use such proceeds to purchase substantially similar assets useful in the business of the Borrower or such Subsidiary (with such assets or interests collectively referred to as "Qualified Assets") within 345 days
                                            ----------------
               after the consummation (and with the proceeds) of such sale, conveyance or disposition, and in the event the Borrower or such Subsidiary elects to exercise its right to purchase Qualified Assets with the Net Disposition Proceeds pursuant to this clause, the Borrower shall deliver a certificate of an Authorized Officer to the Administrative Agent within 30 days following the receipt of Net Disposition Proceeds setting forth the amount of the Net Disposition Proceeds which the Borrower or such Subsidiary expects to use to purchase Qualified Assets during such 345-day period.

     If and to the extent that the Borrower or such Subsidiary has elected to reinvest Net Disposition Proceeds as permitted above, then on the date which is 345 days after the relevant sale, conveyance or disposition, the Borrower shall deliver a certificate of an Authorized Officer to the Administrative Agent certifying as to the amount and use of such Net Disposition Proceeds actually used to purchase Qualified Assets. To the extent such Net Disposition Proceeds are not so used to purchase Qualified Assets then the Commitment Amount shall be automatically reduced by an amount equal to the aggregate amount of such proceeds not so used to purchase Qualified Assets.

                "Subordinated Debt" means (i) the Senior Subordinated Notes and
                 -----------------
     the Senior Subordinated Discount Notes and (ii) other unsecured Indebtedness of the Borrower (other than the TCIC Credit Agreement) subordinated in right of payment to the Obligations pursuant to documentation containing interest rates, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to the Required Lenders.

                "TCIC Credit Agreement" means the amended and restated credit
                 ---------------------
     agreement, dated as of February 19, 1997, between TCIC and the borrower, as such credit agreement may be amended.

                "Total Debt Per Subscriber" means, as of any date of
                 -------------------------
     determination, the quotient of (a) the difference between (i) Total Debt less the sum of (x) Indebtedness under the Indemnification Agreements to the extent, but only to the extent, that the Borrower or any Subsidiary does not have an immediate obligation to reimburse TCIC or any of its Affiliates thereunder and (y) if there are no Credit Extensions (other than $60,000,000 of Stated Amount of Letter of Credit Outstandings), the amount of cash and cash equivalents shown on a balance sheet of the Borrower and its Restricted Subsidiaries to the extent such cash or cash equivalents is not subject to a Lien (other than pursuant to the Escrow Agreements relating to the Senior Subordinated Notes and the Senior Subordinated Discount Notes, the Loan Documents or any agreement in respect of Subordinated Debt approved by the Arranging Agents) and is not otherwise subject to any restriction as to use divided by (b) the number of Basic
                                          ----------
     Subscribers as of the last day of the Fiscal Quarter ending on or immediately prior to such date of determination.

                "Unrestricted Subsidiary" means (a) Tempo so long as it is not
                 -----------------------
     required to be designated as a "restricted subsidiary" or other similar term pursuant to any agreement evidencing or relating to Subordinated Debt and (b) any U.S. Subsidiary formed or acquired after the Effective Date and designated by the Borrower as an "Unrestricted Subsidiary" and accepted as such by the Required Lenders.

     SUBPART 2.1.5. Section 1.1 of the Existing Credit Agreement is further amended by amending the definition of "Transaction Documents" by adding the following at the end thereof:

     ", the Reorganization Agreement, the Trade Name and Service Mark License Agreement, the Share Purchase Agreement, the Partnership Agreement, the Partnership Credit Agreement, the Tempo Option, the Tag-Along Agreement and the Tempo Letter Agreements."

     SUBPART 2.2  Amendments to Article II.  Article II of the Existing Credit
                  ------------------------
Agreement is hereby amended in accordance with Subpart 2.2.1.
                                               -------------

     SUBPART 2.2.1. Section 2.2 of the Existing Credit Agreement is amended by changing the words "on or prior to" to the word "by" in each of three places they appear in clause (c) thereof.

     SUBPART 2.3  Amendments to Article VII.  Article VII of the Existing Credit
                  -------------------------
Agreement is hereby amended in accordance with Subparts 2.3.1 through 2.3.5.
                                               --------------         -----

        SUBPART 2.3.1. Section 7.1.12 of the Existing Credit Agreement is deleted in its entirety.

        SUBPART 2.3.2. Section 7.2.2 of the Existing Credit Agreement is amended by adding the following proviso and sentence to the end thereof to read as follows:

        "; provided, further, however, that no Indebtedness permitted under
           --------  -------  -------
        clauses (b) through (f) of this Section 7.2.2 shall be (i) permitted if
        -----------         ---         -------------
        such Indebtedness is incurred in reliance upon a general exception for permitted Indebtedness under any agreement pertaining to Subordinated Debt unless all other available exceptions for Indebtedness of such type under such an agreement have been fully utilized by the Borrower or its Subsidiary, as applicable or (ii) designated as "Designated Senior Indebtedness" (as defined in any document evidencing or pursuant to which Subordinated Debt is issued) without the prior written consent of the Required Lenders.

                Notwithstanding the foregoing, the Borrower may exchange the Series A Senior Subordinated Notes and the Series A Senior Subordinated Discount Notes for the Series B Senior Subordinated Notes and the Series B Senior Subordinated Discount Notes."

        SUBPART 2.3.3. Section 7.2.5(f) of the Existing Credit Agreement is amended by amending clause (iii) thereof to read as follows:

        "(iii) constituting capital calls required pursuant to a vote of the partners of Primestar shall not exceed $50,000,000 over the term of this Agreement."

        SUBPART 2.3.4. Section 7.2.6 of the Existing Credit Agreement is amended by amending clause (b) thereof to read as follows:

                "(b) (i) payments by the Borrower in respect of the purchase of Senior Subordinated Notes and Senior Subordinated Discount Notes pursuant to an Offer to Purchase (as defined in the Senior Subordinated Notes Indenture and the Senior Subordinated Discount Notes Indenture) made pursuant to Section 4.19 of each of the Senior Subordinated Notes Indenture and the Senior Subordinated Discount Notes Indenture from the proceeds of the offering of such Subordinated Debt and borrowings under the TCIC Credit Agreement, (ii) payments by the Borrower in respect of principal and interest on loans outstanding under the TCIC Credit Agreement so long as (x) such payments are made after the Replacement Satellite Event (without giving effect to clause (c) thereof), (y) such payments cannot exceed an amount equal to the
     ----------
     then available and unutilized Revolving Loan Commitment Amount and (z) no Default has occurred and is continuing or would result therefrom and (iii) so long as no (x) Event of Default or (y) Default of which Senior Management was aware or should have been aware has occurred and is continuing (or would result therefrom), payments by the Borrower of interest accrued on the Subordinated Debt when due and; and".

     SUBPART 2.3.5. A new Section 7.2.17 is added to the Existing Credit Agreement to read as follows:

                "SECTION 7.2.17. Restrictions on Primestar Holdco and Its
                                 ----------------------------------------
     Subsidiaries. The Borrower shall not permit Primestar Holdco nor any of
     ------------
     Primestar Holdco's Subsidiaries to (i) engage in any business activity other than, in the case of Primestar Holdco, in connection with the continuing ownership of the issued and outstanding shares of Capital Stock of TCISE Partner 1 and TCISE Partner 2, and in the case of Primestar Holdco's Subsidiaries, in connection with the continuing ownership of partnership interests in Primestar; (ii) create, incur, assume, suffer to exist or otherwise become liable in respect of any Indebtedness other than in respect of the Obligations; (iii) create, incur, assume or enter into any agreement which by its terms creates, incurs or assumes any Lien upon any of its assets, whether now owned or hereafter acquired; (iv) make, incur, assume or suffer to exist any Investment in any other Person other than, in the case of Primestar Holdco, in connection with the continuing ownership of the issued and outstanding shares of Capital Stock of TCISE Partner 1 and TCISE Partner 2, and in the case of Primestar Holdco's Subsidiaries, in connection with the continuing ownership of partnership interests in Primestar; (v) make or commit to make any Capital Expenditure or enter into any arrangement which would give rise to any Capitalized Lease Liability; (vi) enter into any arrangement which involves the leasing by such Person from any lessor of any real or personal property (or any interest therein) other than the lease of office space incidental to its ordinary course of business; (vii) wind-up, liquidate or dissolve, consolidate or amalgamate with, or merge into or with any other corporation or purchase or otherwise acquire all or any part of the assets of any Person (or division thereof); or (viii) sell, transfer, lease or otherwise dispose of, or grant to any Person options, warrants or other rights with respect to any of its assets, unless otherwise permitted by the Credit Agreement and except as set forth in the Partnership Agreement."

                                   PART III

                          CONDITIONS TO EFFECTIVENESS

        SUBPART 3.1. First Amendment Effective Date. This Amendatory Agreement
                     ------------------------------
shall become effective on the date first set forth above (the "First Amendment
                                                               ---------------
Effective Date") when each of the conditions set forth in this Subpart 3.1 shall
--------------                                                 -----------
have been satisfied.

        SUBPART 3.1.1. Execution of Counterparts. The Arranging Agents shall
                       -------------------------
have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower and the Required Lenders.

        SUBPART 3.1.2. Post-Closing Events Letter. The Arranging Agents and the
                       --------------------------
Borrower shall have executed the amended and restated Post-Closing Events
Letter.

        SUBPART 3.1.3. TCIC Credit Agreement. The Arranging Agents shall have
                       ---------------------
received counterparts of the TCIC Credit Agreement executed and delivered by the Borrower and TCIC.

        SUBPART 3.1.4. Legal Details, etc. All documents executed or submitted
                       ------------------
pursuant hereto shall be satisfactory in form and substance to the Arranging Agents and its counsel. The Arranging Agents and its counsel shall have received all information and such counterpart originals or such certified or other copies of such materials, as the Arranging Agents or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Arranging Agents and its counsel.


                                    PART IV

                                 MISCELLANEOUS

        SUBPART 4.1. Cross-References. References in this Amendatory Agreement
                     ----------------
to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

        SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This
                     ---------------------------------------------------
Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

        SUBPART 4.3 Successors and Assigns. This Amendatory Agreement shall be
                    ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SUBPART 4.4 Counterparts. This Amendatory Agreement may be executed by
                    ------------
the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SUBPART 4.5 Representations, No Default, etc. As of the date of
                    ---------------------------------
effectiveness of this Amendatory Agreement, the Borrower hereby represents and warrants to the Agents and the Lenders that

                (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement (excluding, however, those contained in Section 6.7 thereof) and in each other Loan Document, in each case, are true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

                (b) except as disclosed by the Borrower to the Agents and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement,

                    (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and

                    (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which could reasonably be expected to have a Material Adverse Effect; and

                (c) no Default has occurred and is continuing (other than compliance with Section 7.1.12 of the Credit Agreement).

        SUBPART 4.6. Limited Waiver, etc. No amendment, waiver or approval by
                     --------------------
the Agents or any Lender under this Amendatory Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No amendment, waiver or approval hereunder shall require any similar or dissimilar amendment, waiver or approval to be granted after the date hereof, and except as expressly modified by this

Amendatory Agreement, the provisions of the Existing Credit Agreement shall remain in full force and effect, without amendment or other modification.

        SUBPART 4.7 Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED
                    -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be executed by their respective authorized officers as of the day and year first above written.


                              TCI SATELLITE ENTERTAINMENT, INC.


                              By ______________________________
                                 Title:



                              THE BANK OF NOVA SCOTIA,
                                in its capacity as an Agent
                                and a Lender


                              By ______________________________
                                 Title:



                              CREDIT LYONNAIS NEW YORK BRANCH,
                                in its capacity as an Agent
                                and a Lender


                              By _____________________________
                                 Title:



                              NATIONSBANK OF TEXAS, N.A.
                                in its capacity as an Agent
                                and a Lender


                              By _____________________________
                                 Title: